STUDIO PLUS HOTELS, INC.

                1995 STOCK INCENTIVE PLAN

                STUDIO PLUS HOTELS, INC.
               1995 STOCK INCENTIVE PLAN


                        ARTICLE I

                       DEFINITIONS


1.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.
1.02. Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.
1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or Restricted Stock or of an Option or SAR granted to such Participant.
1.04. Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company. 1.05. Board means the Board of Directors of the Company.
1.06. Change in Control means (a) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act occurs; or (b) any of the following events occur after the closing of the initial public offering of Common Stock of the Company:
       (1) any Person (other than Norwood Cowgill, Jr. or one of his Direct Heirs), considered alone or together with all Control Affiliates and Associates of such Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of (A) twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities; or (B) a percent of the combined voting power of the Company's then outstanding voting securities which is greater than the percent of the combined voting power of the Company's then outstanding voting securities "beneficially" owned by Norwood Cowgill, Jr. and his Direct Heirs. For purposes of this section 1.05, Direct Heirs shall mean the wife and three children of Norwood Cowgill, Jr.;
       (2) individuals who are Directors at the beginning of the calendar year cease for any reason (other than death, disability or voluntary resignation) to constitute a majority of the Board;
       (3) Norwood Cowgill, Jr. ceases to be a member of the Board (other than by his death, disability or voluntary resignation);
       (4) the Company's shareholders approve an agreement to merge or consolidate the Company with another corporation or entity (other than a corporation or entity more than fifty percent (50%) of which is controlled by, or is under common control with, the Company);
       (5) Norwood Cowgill, Jr. is the beneficial owner of less than twenty percent (20%) of the combined voting power of the Company's then outstanding securities, and any individual who is nominated by the Board for election to the Board fails to be so elected as a direct or indirect result of a proxy contest or contested election for one or more positions on the Board;
       (6) the Company, or a wholly owned subsidiary of the Company, in either case together with any employee benefit plan maintained by the Company or such subsidiary for the exclusive benefit of the employees of the Company or such subsidiary, shall cease to directly own and control, of record and beneficially, at least eighty percent (80%) of each class of capital stock of Studio Plus Properties, Inc.; provided, however, that a Change in Control shall not occur under this subsection (6) upon (i) the merger of Studio Plus, Inc. into the Company, (ii) the merger of Studio Plus Properties, Inc. into the Company, or (iii) the merger of Studio Plus Properties, Inc. into another wholly owned subsidiary of the Company;

       (7) the Company's shareholders approve the sale, assignment or transfer of all or substantially all of the Company's or Studio Plus Properties, Inc.'s assets but the majority of the shares of Common Stock held by Norwood Cowgill, Jr., his estate, a trust established by him, or his Direct Heirs are voted against such approval; or
       (8) the Company's shareholders approve the liquidation or dissolution of the Company or Studio Plus Properties, Inc., but the majority of the shares of Common Stock held by Norwood Cowgill, Jr., his estate, a trust established by him, or his Direct Heirs are voted against such approval.
1.07. Code means the Internal Revenue Code of 1986, as amended and as in effect from time to time.
1.08. Committee means the Compensation Committee of the Board which shall be comprised solely of two or more individuals who allow the Committee to satisfy the requirements of Securities and Exchange Commission Rule 16b-3(c)(2)(i). The Committee shall be appointed by the Board.
1.09.  Common Stock means the common stock of the Company.
1.10.  Company means Studio Plus Hotels, Inc.
1.11. Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. 1.12. Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions which causes the Change in Control to occur.
1.13. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates. 1.14. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect from time to time.
1.15. Fair Market Value means, on any given date, the current fair market value of a share of Common Stock as determined pursuant to subsection (a), (b) or (c) below.
       (a) While the Company is a Non-Public Company, Fair Market Value shall be determined by the Board using any reasonable method in good faith.
        (b) While the Company is a Public Company, Fair Market Value shall be determined as follows: if the Common Stock is not listed on an established stock exchange, Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which the Common Stock is traded or, if applicable, the reported "closing" price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on that stock exchange or exchanges. In any case, if no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale. For purposes of this definition, the term "Public Company" means an entity that has sold securities pursuant to an effective registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended and the term "Non-Public Company" means an entity that has never sold securities pursuant to an effective registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended.
       (c) Notwithstanding the foregoing, Fair Market Value on the effective date of the registration statement relating to the initial public offering of the Company shall be the initial public offering price of the Common Stock. 1.16. Family Members means a Participant's spouse, children and grandchildren. 1.17. Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.
1.18. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.19. Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, or other individual who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares or Restricted Stock, an Option, an SAR, or a combination thereof.
1.20. Performance Shares means an award which, in accordance with, and subject to, an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant's death, to receive cash, a Stock Award or a combination thereof.
1.21. Person has the meaning given that word in Sections 13(d) and 14(d) of the Exchange Act.
1.22.  Plan means the Studio Plus Hotels, Inc. 1995 Stock
Incentive Plan.
1.23. Restricted Stock means Common Stock awarded to a Participant under Article IX and that is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of Article IX and the applicable Agreement, they become transferable and free of substantial risks of forfeiture.
1.24. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such specification, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted indepen-dently of Options, unless the context requires otherwise.
1.25. Stock Award means Common Stock issued to a Participant in full or partial settlement of an award of Performance Shares.
1.26. Ten Percent Shareholder means any individual owning more than ten per-cent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate. A Participant shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and an individual shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                       ARTICLE II
                        PURPOSES
       The Plan is intended to assist the Company and its Affiliates in recruiting and retaining key employees by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares and Restricted Stock, the grant of SARs and the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                       ARTICLE III

                     ADMINISTRATION


       The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and Restricted Stock and to grant Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Stock or Performance Shares. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option or SAR or any award of Restricted Stock or Performance Shares. All expenses of administering this Plan shall be borne by the Company.
       The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.
                       ARTICLE IV

                       ELIGIBILITY


4.01. General. Any employee of the Company or an Affiliate, including an employee who is a member of the Board, is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Each individual who provides services to the Company or an Affiliate, other than solely in his or her capacity as a Director of the Company or an Affiliate, also may be selected to participate in this Plan. A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.
4.02. Grants. The Administrator will designate individuals to whom awards of Restricted Stock and Performance Shares are to be made and to whom Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All awards of Restricted Stock and Performance Shares and all Options and SARs granted under this Plan shall be evidenced by Agreements, which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company or an Affiliate) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options. No Participant may be granted, in any calendar year, Options for more than 250,000 shares of Common Stock or SARs for more than 250,000 shares of Common Stock. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. No Participant may be awarded, in any calendar year, Restricted Stock for more than 50,000 shares of Common Stock. No Participant may be awarded, in any calendar year, Performance Shares with respect to more than 25,000 shares of Common Stock.


                        ARTICLE V
                  STOCK SUBJECT TO PLAN

       Upon the award of shares of Common Stock in accordance with an award of Restricted Stock or Performance Shares, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 500,000 shares, subject to adjustment as provided in Article XI. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to an award of Restricted Stock and in full or partial settlement of an award of Performance Shares is 100,000 shares, subject to adjustment as provided in Article XI. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Restricted Stock and Performance Shares to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options or SARs or awards of Restricted Stock or Performance Shares to be granted under this Plan. To the extent that an award of Performance Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the portion of the forfeited Performance Share award may be reallocated to other Options and SARs and awards of Restricted Stock and Performance Shares to be granted under this Plan.

                       ARTICLE VI

                      OPTION PRICE


       The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted and provided, further, however, that, in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date such incentive stock option is granted, the price per share shall not be less than 110% of such Fair Market Value.

                       ARTICLE VII

              EXERCISE OF OPTIONS AND SARS


7.01. Maximum Option or SAR Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant; provided, however, that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option was granted and provided, further, however, that in the case of an incentive stock option or its Corresponding SAR granted to a Participant who is a Ten Percent Shareholder, such Option and Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option or Corresponding SAR may provide that it is exercisable for a period less than such maximum periods.
7.02. Nontransferability. Except as provided in Section 7.03, each Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
7.03 Transferable Options and SARs. Section 7.02 to the contrary notwithstanding, a Participant may transfer an Option or SAR (other than an incentive stock option or a Corresponding SAR that relates to an incentive stock option), with respect to all or part of the shares of Common Stock subject to the Option or SAR, to one or more of the Participant's Family Members, to a trust for the benefit of such Family Members, or to a partnership in which such Family Members are the only partners if (a) no consideration is received by the Participant in exchange for the Option or SAR, and (b) the Agreement evidencing the Option or SAR expressly provides for transfers described in this sentence and is approved by the Committee. In addition to transfers described in the preceding sentence the Administrator may grant Options or SARs (other than an incentive stock option or Corresponding SAR that relates to an incentive stock options) that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period it was held by the Participant. In the event of a transfer described in this paragraph, an Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons.
7.04 Change in Control. Subject to the provisions of Section 13.07, after a Control Change Date each Option or SAR shall be fully exercisable, in whole or in part, thereafter in accordance with the terms of the applicable Agreement.
7.05. Assumption of or Payment for Options and SARs. As to each Option or SAR granted under this Plan outstanding on consummation of a reorganization, merger, consolidation or other business combination (a "Merger") of the Company with one or more corporations in which the Company is not the surviving corporation or in which the Company is the surviving corporation, but, in connection with which, outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any entity, cash or any other property, the surviving corporation, by written provision or operation of law, shall
promptly:             either, as determined by the Board prior to
the Merger, (a) amend        this Plan and any applicable
Agreements to provide (1) for each        outstanding Option, a
new option to purchase common stock, and for each
outstanding SAR (including Corresponding SARs) a new stock appreciation right with respect to common stock, of the surviving corporation (or an Affiliate thereof) that is listed or
admitted to trading on        the New York Stock Exchange,
another national securities exchange or the        National
Association of Securities Dealers Automated Quotation National
   Market System, with appropriate fair adjustments to the terms
of the        option or stock appreciation right to prevent the
enlargement or dilution        of rights of Participants, in
which event this Plan and any applicable        Agreements shall
continue in all other respects in the manner and under        the
terms provided herein, or (b) cancel any applicable Agreement by paying each Participant in cash, for each share of Common
Stock subject        to an Option or SAR, the excess of the
highest price paid for a share of        Common Stock in the
Merger over (1) the exercise price for a share of        Common
Stock covered by an Option or (2) the Initial Value of an SAR granted to such Participant pursuant to this Plan; provided,
however, that        for purposes of this subsection (b), an
Option and its Corresponding SAR        shall be treated as a
single award, and the holder of an Option and
Corresponding SAR shall be entitled to a single payment pursuant
to this        subsection (b) with respect to such award.
       To the extent reasonably practical, the Company shall give the Participant notice of the occurrence of any event described in this Section 7.05.

                      ARTICLE VIII
                   METHOD OF EXERCISE
8.01. Exercise. Subject to the provisions of Articles VII and XI, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall deter-mine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercis-able and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR.
The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.
8.02. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in a single sum, in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, any shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the date of exercise) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which the Option is being exercised.
8.03. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.
8.04. Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the issuance of such shares to the Participant pursuant to the exercise of such Option or SAR.

                       ARTICLE IX

                 RESTRICTED STOCK AWARDS


9.01. Awards. In accordance with the provisions of Section 4.01, the Administrator will designate each individual to whom an award of Restricted Stock is to be made and, subject to the provisions of Section 4.02, will specify the number of shares of Common Stock covered by each such award.
9.02. Vesting. Subject to the provisions of Section 9.03, the shares of Common Stock covered by an award of Restricted Stock shall remain nontransferable and forfeitable until such conditions as the Administrator, in its discretion, shall prescribe in the Agreement have been satisfied. The determination as to whether such conditions have been satisfied shall be made by the Administrator, and such determination shall be conclusive.
9.03. Minimum Vesting Period. In cases where the Administrator has prescribed, in the Agreement, that certain performance objectives must be satisfied in order for Restricted Stock to become transferable and nonforfeitable, the performance period shall be at least one year. By way of example and not limitation, such performance objectives may be stated with respect to earnings per share of Common Stock, the Company's return on assets, or Fair Market Value. In all other cases, shares covered by an award of Restricted Stock shall become transferable and nonforfeitable no sooner than three years after the award date.
9.04. Change in Control. Subject to the provisions of Section 13.07, after a Control Change Date each award of Restricted Stock (if not sooner transferable and nonforfeitable) will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement.
9.05 Shareholder Rights. In accordance with the terms of the Agreement, a Participant will have all rights of a shareholder with respect to shares covered by an award of Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock, (b) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted cease to be Restricted Stock.


                        ARTICLE X

                PERFORMANCE SHARE AWARDS


10.01. Award. In accordance with the provisions of Section 4.01, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and, subject to the provisions of Section 4.02, will specify the number of shares of Common Stock covered by the award.
10.02. Earning the Award. An award of Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award, a cash payment or a combination thereof, only upon the achievement by the Participant, the Company, or an Affiliate of such performance objectives as the Administrator, in its discretion, shall prescribe on the date of grant. By way of example and not limitation, such performance objectives may be stated with respect to earnings per share of Common Stock, the Company's return on assets, or Fair Market Value. The determination as to whether such objectives have been achieved shall be made by the Administrator, and such determination shall be conclusive; provided, however, that the period in which such performance is measured shall be at least one year.
10.03. Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. The aggregate Fair Market Value of the Common Stock received pursuant to a Stock Award, together with any cash paid, shall be equal to the aggregate Fair Market Value, on the date the Performance Shares are earned, of a number of shares of Common Stock equal to each Performance Share earned. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.
10.04. Change in Control. Subject to the provisions of Section 13.07, each Performance Share shall be earned in its entirety and converted into a Stock Award as of a Control Change Date, and,
Section 10.02 to the contrary notwithstanding, each such Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement.
10.05. Shareholder Rights. No Participant shall have, as a result of receiving an award of Performance Shares, any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of shares of Common Stock covered by the award between (a) the date that the Performance Shares are awarded and
(b) the date that a Stock Award, cash settlement, or combination thereof is made pursuant to the Performance Share award. A Partici-pant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder with respect to the Common Stock so awarded.

                       ARTICLE XI
         ADJUSTMENT UPON CHANGE IN COMMON STOCK
       In the event the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of stock or other securities of the Company or stock or other securities of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, split-up, dividend payment in stock, or otherwise, (a) the maximum number of shares as to which Options, SARs, and awards of Restricted Stock and Performance Shares may be granted under this Plan shall be proportionately adjusted; and (b) appropriate adjustment shall be made in the number and kind of shares as to which (1) outstanding Options and SARs, or portions thereof, then unexercised, shall be exercisable, and (2) outstanding awards of Restricted Stock and Performance Shares, then unvested, shall relate, to the end that the proportionate interest in the Company available to a Participant upon exercise of his or her Option or SAR or vesting of his or her award of Restricted Stock or Performance Shares shall be maintained as before the occurrence of such event. With respect to outstanding Options and SARs, such adjustment shall be made without change in the total price applicable to the unexercised portion of an Option or SAR but with an appropriate adjustment in the per share Option price or exercise price of an SAR. In no event shall such adjustment in the number and kind of shares subject to outstanding Options or SARs or to which unvested awards of Restricted Stock or Performance Shares relate (including any adjustment in the exercise price of an Option or SAR) give a Participant any additional benefits under this Plan or the applicable Agreement.
       The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options or SARs or awards of Restricted Stock or Performance Shares.
       The Committee may grant awards of Restricted Stock, Performance Shares, Options and SARs in substitution for performance shares, stock awards (including awards of restricted stock), stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Options, SARs or awards of Restricted Stock or Performance Shares shall be as the Committee, in its discretion, determines is appropriate.

                       ARTICLE XII

                 COMPLIANCE WITH LAW AND
              APPROVAL OF REGULATORY BODIES


       No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award or an award of Restricted Stock is made, or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no award of Restricted Stock or Performance Shares shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                      ARTICLE XIII

                   GENERAL PROVISIONS


13.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason therefor.
13.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obli-gation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
13.03. Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two years of the grant of an Option or (b) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
13.04. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
13.05. Employee Status. For purposes of determining the applicability of Sec-tion 422 of the Code (relating to incentive stock options), or in the event that the terms of any award of Restricted Stock or Performance Shares or the grant of any Option or SAR provide that shares may be issued or become transferable and nonfor-feitable thereunder only after completion of a specified period of employment or during employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment. 13.06. Tax Withholding. Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. Unless otherwise provided by the applicable Agreement, any such withholding tax obligation may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares or an SAR) or a cash equivalent acceptable to the Administrator. If provided in an Agreement and in accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock in satisfaction of all or part of that tax withholding obligation. 13.07. Limitation on Awards. Notwithstanding any other provision of this Plan, if any award under this Plan, either alone or together with payments that a Participant has the right to receive from the Company or an Affiliate, would constitute a "parachute payment" (as defined in section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Section 4999 of the Code.

                       ARTICLE XIV

                        AMENDMENT

       The Board may amend from time to time or terminate the Plan at any time; provided, however, that if the amendment materially (a) increases the aggregate number of shares of Common Stock that may be issued under this Plan (other than an adjustment authorized under Article XI), (b) increases the benefits to be awarded under the Plan or (c) changes the class of individuals eligible to become Participants, it shall not become effective until such amendment is approved (at a duly held shareholders' meeting at which a quorum is present) by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, or by unanimous consent of the Company's shareholders. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Restricted Stock or Performance Shares or under any Option or SAR outstanding at the time such amendment is made.

                       ARTICLE XV

                    DURATION OF PLAN


       No Restricted Stock or Performance Shares may be awarded and no Option or SAR may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by the Company's shareholders as provided in Article XVI. Restricted Stock and Performance Shares awarded and Options and SARs granted before that date shall remain valid in accordance with their terms. No Plan termination before the Plan's expiration under this Article XV shall, without a Participant's consent, adversely affect Options or SARs granted or Restricted Stock or Performance Shares awarded before such termination.

                       ARTICLE XVI

                 EFFECTIVE DATE OF PLAN


       Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be effective or exercisable unless this Plan is approved, within twelve months of such adoption, by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting or by the unanimous consent of shareholders. Restricted Stock and Performance Shares may be awarded under this Plan after it is approved by the shareholders in accordance with the preceding sentence.

         Proposed Resolutions to be Considered                By
the Board of Directors of
                Studio Plus Hotels, Inc.


       RESOLVED, That Section 7.03 of the Studio Plus Hotels,
Inc. Stock Incentive Plan (the "Plan") is amended effective July
30, 1996 as set forth below:

       7.03 Transferable Options and SARs. Section 7.02 to the contrary notwithstanding, a Participant may transfer an
Option        or SAR (other than an incentive stock option or a
       Corresponding SAR that relates to an incentive stock
option),        with respect to all or part of the shares of
Common Stock        subject to the Option or SAR, to one or more
of the
       Participant's Family Members, to a trust for the benefit
of such        Family Members, or to a partnership in which such
Family        Members are the only partners if (a) no
consideration is        received by the Participant in exchange
for the Option or SAR,        and (b) the Agreement evidencing
the Option or SAR expressly        provides for transfers
described in this sentence and is approved        by the
Committee.  In addition to transfers described in the
preceding sentence the Administrator may grant Options or
SARs (other than an incentive stock option or  Corresponding
 SAR that relates to an incentive stock options) that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time.  The holder of an Option or SAR
transferred        pursuant to this section shall be bound by the
same terms and        conditions that governed the Option or SAR
during the period        it was held by the Participant.  In
addition, the holder of an        Option or SAR transferred
pursuant to this section may not        transfer such Option or
SAR except pursuant to the laws of        descent and
distribution. In the event of a transfer described in this paragraph, an Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons.


       RESOLVED FINALLY, That the appropriate officers of the Company are hereby authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolutions.